CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT KURA ONCOLOGY, INC. TREATS AS PRIVATE OR CONFIDENTIAL

Exhibit 10.4

EXECUTION VERSION

CONFIDENTIAL

CO-PROMOTION AND MEDICAL AFFAIRS AGREEMENT

This Co-Promotion and Medical Affairs Agreement (this “Agreement”) is entered into as of June 27, 2025 (the “Effective Date”), by and between Kura Oncology, Inc., a corporation organized under the laws of Delaware with its principal place of business located at 12730 High Bluff Drive, Suite 400, San Diego, CA 92130 (“Kura”), and Kyowa Kirin, Inc., a corporation organized under the laws of Delaware with its principal place of business at 510 Carnegie Center Drive, Suite 600, Princeton, NJ 08540 (“KKUS”). Each of Kura and KKUS is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, Kura, KKUS, and Kyowa Kirin Co., Ltd. (“KKJP” and together with KKUS, “KKC”) entered into that certain Collaboration and License Agreement, dated November 20, 2024 (“Collaboration Agreement”), pursuant to which, among other things, the Parties are strategic partners in the overall commercialization strategy for the Product containing the Compound ziftomenib (the “Ziftomenib Product”);

WHEREAS, pursuant to ARTICLE 5 of the Collaboration Agreement, Kura has the sole right and responsibility for Commercializing Products in the U.S. Territory, with Kura leading the Co-Promotion Activities and Medical Affairs Activities for the Ziftomenib Product in the U.S. Territory while collaborating with and receiving input and coordination from KKUS, and Kura and KKUS sharing development and commercialization costs and profits/losses;

WHEREAS, pursuant to ARTICLE 5 of the Collaboration Agreement, KKUS has the right and responsibility to Co-Promote Products in the U.S. Territory;

WHEREAS, as set forth in the Collaboration Agreement, the Parties shall develop and agree upon the U.S. Territory Commercialization Plan and Budget, which includes the Co-Promotion Activities and Medical Affairs Activities to be performed by the Parties in the U.S. Territory with respect to the Ziftomenib Product; and

WHEREAS, this Agreement sets forth the terms and conditions for the performance of the Parties’ Co-Promotion Activities and Medical Affairs Activities of such Ziftomenib Product in the U.S. Territory.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

When used in this Agreement, capitalized terms will have the meanings as defined below; provided that capitalized terms that are not otherwise defined in this Agreement shall have the

EXECUTION VERSION

CONFIDENTIAL

meanings given to them in the Collaboration Agreement (when the context requires, as applicable to the Ziftomenib Product).

1.1
“Compliance Manager” has the meaning set forth in Section 7.1(a).
1.2
“Compliance Materials” means, as to each Party, such Party’s internal compliance policies, procedures, and Compliance Training materials applicable to Commercialization and Medical Affairs Activities in the U.S. Territory.
1.3
“Compliance Training” means, as to each Party, such Party’s internal training presentations and assessments applicable to business conduct, ethics, and compliance with laws, regulations, and industry standards related to the marketing and promotion of pharmaceutical products.
1.4
“Co-Promotion”, “Co-Promote”, “Co-Promoting” or “Co-Promotion Activities” has the meaning set forth in Section 1.41 of the Collaboration Agreement. For clarity, Co-Promotion Activities excludes Medical Affairs Activities.
1.5
“Copyrights” means all statutory and common law copyrights owned by a Party in and to the Promotional Materials, Medical Materials, Medical Affairs Training Materials, HEOR-Specific Training Materials, Sales Training Materials or the Labels for the Ziftomenib Product used in the U.S. Territory.
1.6
“Debarred/Excluded” has the meaning set forth in Section 11.1(d).
1.7
“Detail”, “Detailed” or “Detailing” has the meaning set forth in Section 1.65 of the Collaboration Agreement and as further clarified in Section 4.4 of this Agreement.
1.8
“Detailing Need” means the total amount of Detailing to be conducted for the Ziftomenib Product in the U.S. Territory in a [***], as determined by the Parties [***] and broken down on a [***] basis and set forth in the U.S. Territory Commercialization Plan and Budget. The Detailing Need for each [***] shall be determined based upon, among other factors, [***].
1.9
“Detailing Shortfall” has the meaning set forth in Section 4.5.
1.10
“Federal Sunshine Law” means 42 U.S.C. § 1320a-7h, as amended, and the regulations promulgated thereunder from time to time.
1.11
“Government Pricing Programs” has the meaning set forth in Section 7.2(b).
1.12
“Health Economics and Outcomes Research” or “HEOR” refers to the health care economic information intended for presentation to payors, formulary committees, or other similar entities as defined in 21 U.S.C. § 352(a)(2).
1.13
“Health Economic and Outcomes Research Medical Science Liaisons” or “HEOR MSLs” has the meaning set forth in Section 1.30.

EXECUTION VERSION

CONFIDENTIAL

1.14
“Healthcare Organization” or “HCO” means any entity that may, directly or indirectly, purchase, prescribe, recommend, refer or arrange for the prescribing, purchasing or formulary placement of a health-related product or service in the U.S. Territory including, but not limited to, hospitals, pharmacies (including specialty pharmacies), physician groups, nursing homes, group purchasing organizations, insurers and health plans.
1.15
“Healthcare Professional” or “HCP” means any individual who is licensed to prescribe or dispense drugs in the U.S. Territory, or who is in a position to recommend or refer a health-related product or service in the U.S. Territory, or who has significant input or influence on prescribing, purchasing or formulary decisions in the U.S. Territory, including physicians, physician assistants, nurses, nurse practitioners, pharmacists, medical directors, pharmacy directors and formulary committee members.
1.16
“HEOR-Specific Medical Activities” means the presentation of HEOR-Specific Medical Materials and related information to payors, formulary committees, and similar entities by field-based HEOR MSLs.
1.17
“HEOR-Specific Medical Materials” means those Medical Materials created for presentation of HEOR information to payors, formulary committees, and similar entities.
1.18
“HEOR-Specific Training Materials” has the meaning set forth in Section 5.6.
1.19
“ICPAPs” mean Independent Charitable Patient Assistance Programs that provide financial assistance to patients for cost-sharing obligations for pharmaceutical products and other related expenses.
1.20
“KKUS Educational Grants” has the meaning set forth in Section 5.7.
1.21
“KKUS Engagements” has the meaning set forth in Section 6.2.
1.22
“KKUS House Marks” means each of the KKUS, KKJP and KKC trade names and logos, including all registrations and applications for registration of any such trademarks.
1.23
“KKUS Sales Contractor” has the meaning set forth in Section 4.6.
1.24
“Kura House Marks” means the Kura trade name and logo, including all registrations and applications for registration of any such trademarks in the U.S. Territory.
1.25
“Kura Product Marks” has the meaning set forth in Section 12.11(a) of the Collaboration Agreement. For clarity, the Kura Product Marks include all word marks, logos, trade dress and/or indicia of origin used for the Ziftomenib Product in the U.S. Territory, including applicable branding, color, palette, typeface, tagline and icon.
1.26
“Label” or “Labeling” means, with respect to the Ziftomenib Product marketed and sold in the U.S. Territory: (a) Prescribing Information; and (b) the FDA-approved labels and other written, printed or graphic matter upon any container, wrapper or any package insert, utilized with or for such Ziftomenib Product.

EXECUTION VERSION

CONFIDENTIAL

1.27
“Market Access” has the meaning set forth in Section 7.5.
1.28
“MAWG Charter” has the meaning set forth in Section 2.2.
1.29
“Medical Affairs” or “Medical Affairs Activities” has the meaning set forth in Section 1.191 of the Collaboration Agreement. For purposes of this Agreement, Medical Affairs Activities excludes (a) Co-Promotion Activities, (b) [***], and (c) all pharmacovigilance activities set forth in Section 4.6 of the Collaboration Agreement (which activities will be set forth in the Pharmacovigilance Agreement).
1.30
“Medical Affairs Personnel” means a person employed by Kura or KKUS who is responsible for carrying out Medical Affairs Activities, and whose skills, training, and experience are consistent with industry standards applicable to Medical Affairs activities (e.g., PharmD), including an experience profile appropriate for the target audience. For clarity, Medical Affairs Personnel can include, but are not limited to, field-based Medical Science Liaisons (“MSLs”) and MSLs responsible for the presentation of HEOR information to payors, formulary committees, and similar entities (“HEOR MSLs”).
1.31
“Medical Affairs Training Materials” has the meaning set forth in Section 5.6.
1.32
“Medical Affairs Working Group” or “MAWG” has the meaning set forth in Section 2.2.
1.33
“Medical Materials” means any and all written, printed, graphic, electronic, audio, video or other materials to be used in connection with Medical Affairs Activities and as developed or approved in accordance with Section 5.2.
1.34
“Medical Science Liaisons” or “MSLs” has the meaning set forth in Section 1.30.
1.35
“Medical, Legal and Regulatory Working Group” or “MLRWG” has the meaning set forth in Section 2.3.
1.36
“MLRWG Charter” has the meaning set forth in Section 2.3.
1.37
“Patient Support Programs” has the meaning set forth in Section 6.6.
1.38
“Payor” means any Person that provides a health benefit program for health care products and services, including, any government payor (e.g., Medicaid, Medicare), commercial health plan and any Person acting on behalf of any government payor or commercial health plan by contract or otherwise.
1.39
“Prescribing Information” means the then-current, FDA-approved summary of the information needed for safe and effective use of the Ziftomenib Product.
1.40
“Proceeding” has the meaning set forth in Section 11.1(e).
1.41
“Product Quality Complaint” means, with respect to the Ziftomenib Product, any and all manufacturing or packaging-related complaints related to such Ziftomenib Product,

EXECUTION VERSION

CONFIDENTIAL

including: (a) any complaint involving the possible failure of such Ziftomenib Product to meet any of the specifications for such Ziftomenib Product; (b) any dissatisfaction with the design, package or Labeling of such Ziftomenib Product; or (c) any Adverse Event that may involve the quality of such Ziftomenib Product.
1.42
“Promotional Materials” means any and all written, printed, graphic, electronic, audio, video or other materials to be used in connection with any Co-Promotion Activities, as developed or approved in accordance with Section 3.2(a). For clarity, Promotional Materials may include materials such as [***].
1.43
“Required Details” has the meaning set forth in Section 4.2.
1.44
“Sales Contractor” means any Third Party (including any contract sales organization) engaged to perform any of the Co-Promotion Activities or other Commercialization activities under this Agreement.
1.45
“Sales Force” means, collectively, Sales Representatives and Sales Contractors.
1.46
“Sales Representative” has the meaning set forth in Section 1.258 of the Collaboration Agreement.
1.47
“Sales Target” means the target amount of Net Sales of the Ziftomenib Product in the U.S. Territory set forth in the U.S. Territory Commercialization Plan and Budget.
1.48
“Sales Training Materials” has the meaning set forth in Section 3.3(a).
1.49
“Samples” mean limited quantities of the Ziftomenib Product given to authorized medical professionals at no cost as part of the marketing, advertising and promotion of the Ziftomenib Product in the U.S. Territory.
1.50
“Shortfall Cure Period” has the meaning set forth in Section 4.5.
1.51
“Successful Detailing Metrics” has the meaning set forth in Section 4.5.
1.52
“Target Prescriber” has the meaning set forth in Section 1.274 of the Collaboration Agreement. For clarity, Target Prescribers will be identified by the Parties in accordance with this Agreement and the U.S. Territory Commercialization Plan and Budget.
1.53
“Term” has the meaning set forth in Section 10.1.
1.54
“U.S. Territory Commercialization Plan and Budget” has the meaning set forth in Section 1.294 of the Collaboration Agreement, as such plan and budget may be updated or amended from time to time in accordance with the Collaboration Agreement.

EXECUTION VERSION

CONFIDENTIAL

ARTICLE II

CO-PROMOTION AND MEDICAL AFFAIRS ACTIVITIES

2.1
Collaboration/Co-Creation. KKUS and Kura shall work together collaboratively to implement and conduct the Co-Promotion Activities and Medical Affairs Activities pursuant to this Agreement and the U.S. Territory Commercialization Plan and Budget. The implementation and conduct of such Co-Promotion Activities and Medical Affairs Activities shall at all times be under the oversight of the JCC and in accordance with the governance provisions set forth in the Collaboration Agreement.
2.2
Medical Affairs Working Group. Kura and KKUS shall establish a Medical Affairs Working Group (“MAWG”). The MAWG will be comprised of [***] from each of Kura and KKUS. The MAWG shall be a subcommittee of the JCC under the oversight of the JCC and shall have no decision-making authority. The Parties will establish a charter for the MAWG setting forth its activities (the “MAWG Charter”), and the MAWG Charter, once finalized, shall be included in the U.S. Territory Commercialization Plan and Budget. The MAWG Charter may be updated and/or amended from time to time as deemed necessary and appropriate by the Parties.
2.3
Medical, Legal and Regulatory Working Group. Kura and KKUS shall establish a Medical, Legal and Regulatory Working Group (“MLRWG”). The Parties will establish a charter for the MLRWG setting forth its activities (the “MLRWG Charter”), and the MLRWG Charter, once finalized, shall be included in the U.S. Territory Commercialization Plan and Budget. The MLRWG will be comprised of such representatives from Kura and KKUS as set forth in the MLRWG Charter, and will be responsible for reviewing, discussing and approving all Promotional Materials, [***], and HEOR-Specific Medical Materials as described in Sections 3.2(a), 5.2 and 5.3, respectively. The MLRWG shall be a subcommittee of the JCC and under the oversight of the JCC and Kura’s representatives shall have the final decision-making authority with respect to the matters contemplated in Sections 3.2(a), 5.2 and 5.3 of this Agreement, unless [***].
2.4
Responsibilities. As part of the Parties’ implementation and performance of the Co-Promotion Activities and Medical Affairs Activities hereunder, the Parties further agree to undertake the following tasks under the oversight of JCC, and to manage such tasks through the MAWG or the MLRWG, as applicable:
(a)
By [***] of each Calendar Year, review and update the Co-Promotion Activities and Medical Affairs activities (which Medical Affairs activities shall be through the MAWG) and their associated budgets (as applicable) in the U.S. Territory Commercialization Plan and Budget for the next Calendar Year, and timely submit the preliminary updated U.S. Territory Commercialization Plan and Budget for the next Calendar Year to the JCC for its review, discussion and approval for submission to the JSC by [***];
(b)
[***] or more frequently, review and recommend to the JCC (including through the MAWG, as applicable) any amendments, modifications or updates to the U.S. Territory Commercialization Plan and Budget, including [***];

EXECUTION VERSION

CONFIDENTIAL

(c)
Review, discuss and recommend to the JCC any update to the sales projections and Sales Force Expenses in the Commercial Budget contained in the U.S. Territory Commercialization Plan and Budget;
(d)
[***], review and recommend to the JCC the Target Prescribers to be identified by the Parties with respect to the Ziftomenib Product in the U.S. Territory in a manner consistent with the U.S. Territory Commercialization Plan and Budget;
(e)
Review, discuss and recommend to the JCC the Detailing Need with respect to the Ziftomenib Product in the U.S. Territory, including any revisions thereto under Section 4.3;
(f)
Develop and recommend to the JCC the Successful Detailing Metrics, as described in Section 4.5;
(g)
Conduct reviews each [***] on the progress of the Parties to meet the annual Detailing Need;
(h)
[***] or more frequently, discuss and recommend to the JCC (through the MAWG) the Medical Affairs Activities, including without limitation educational grants and HCP consulting and payor engagement, with respect to the Ziftomenib Product; and
(i)
Perform such other functions as appropriate to further the purposes of this Agreement as determined by the JCC.
ARTICLE III

PROMOTIONAL MATERIALS; TRAINING
3.1
General. The Parties will conduct all Co-Promotion Activities and Medical Affairs Activities for the Ziftomenib Product in the U.S. Territory in accordance with the Collaboration Agreement, the U.S. Territory Commercialization Plan and Budget, the Global Product Strategy, the Global Pricing Strategy, and the Global Branding Strategy.
3.2
Promotional Materials
(a)
Development, Review, and Approval. In view of the Parties’ relationship as strategic partners in the overall commercialization strategy of the Ziftomenib Product, the Parties will collaborate on the preparation of Promotional Materials as set forth in the U.S. Territory Commercialization Plan and Budget and in accordance with this Section 3.2. Subject to Kura’s final decision-making authority with respect to the overall strategy for the Promotional Materials for the Ziftomenib Product in the U.S. Territory (except with respect to [***]), each Party may be responsible for leading the day-to-day implementation of a specific workstream, as agreed by the Parties in the U.S. Territory Commercialization Plan and Budget; provided however, in all circumstances, each Party will be provided reasonable opportunity to comment on the Promotional Materials prepared by the other Party, and such Party’s timely comments shall be considered by the other Party in good faith. All Promotional Materials shall be subject to the review and approval by the MLRWG. Kura will finalize approved Promotional Materials and prepare such materials for dissemination. Kura shall file any and all required FDA Forms 2253 for

EXECUTION VERSION

CONFIDENTIAL

Promotional Materials, the need for which will be determined by Kura in its sole discretion. Kura shall advise the members of the MLRWG of which Promotional Materials that Kura intends to file on Forms 2253. The Parties shall discuss and establish a procedure for forecasting Promotional Material needs, and for ordering and delivery of Promotional Materials to Kura and KKUS.
(b)
Use of Promotional Materials. Both Parties shall use diligent efforts to train and monitor each Party’s respective Sales Force so that the Sales Force use only the approved Promotional Materials when carrying out Co-Promotion Activities for the Ziftomenib Product. Each Party agrees that it will not copy or alter in any manner (including rearranging, underlining, highlighting and recording notes) the Promotional Materials nor will it permit any member of each Party’s respective Sales Force to use any such unauthorized, copied or altered Promotional Materials. Both Parties will use Promotional Materials and Prescribing Information with respect to the Ziftomenib Product at all times within the U.S. Territory in a manner that is consistent with Applicable Laws. Both Parties agree not to allow its respective Sales Force to use or distribute Promotional Materials that are expired or otherwise discontinued, provided that [***].
3.3
Sales Training.
(a)
Training. Kura will develop and provide [***] training materials, as applicable, for both Parties’ Sales Force for marketing and sales for the Ziftomenib Product in the U.S. Territory (collectively, “Sales Training Materials”). Kura will provide to KKUS copies of drafts of Sales Training Materials so as to allow KKUS a reasonable opportunity to comment on the content thereof, and Kura will consider KKUS’s timely comments in good faith. Product-related training for the Ziftomenib Product shall occur [***]. A high-level description of the Product-related training plan for the KKUS Sales Force shall be set forth in the U.S. Territory Commercialization Plan and Budget. The Parties will coordinate with respect to the details of the Product-related trainings for the KKUS Sales Force (including, but not limited to, the scheduling, medium and location of training), and will share the costs of such trainings as agreed by the Parties, in each case to the extent consistent with the U.S. Territory Commercialization Plan and Budget. Such training shall include training regarding marketing and sales methods to be used in promoting pharmaceutical products in accordance with Applicable Laws and the Ziftomenib Product specifically. Both Parties shall retain records of such training. All Sales Force shall be required to pass a training exam in order to perform Co-Promotion Activities for the Ziftomenib Product under this Agreement. Kura will develop such training exam and will consult with KKUS with respect to the content thereof, and will consider KKUS’s timely comments in good faith. Each Party shall be responsible for administering such training exam to its respective Sales Force.
(b)
Licensure, Credentials. Each Party shall obtain (i) licensure, certification and accreditation (if applicable) for its respective Sales Force for the Ziftomenib Product with any applicable Governmental Authority in the U.S. Territory; and (ii) credentials of its respective Sales Force as may be required by HCOs. All costs arising from [***], shall be deemed Sales Force Expenses and shared by the Parties as Shared Commercial Costs to the extent consistent with the U.S. Territory Commercialization Plan and Budget.

EXECUTION VERSION

CONFIDENTIAL

ARTICLE IV

SALES FORCE; DETAILING

4.1
Qualifications. KKUS shall ensure that the skills, training and experience of its Sales Force responsible for Co-Promoting the Ziftomenib Product in the U.S. Territory are consistent with industry standards applicable to the promotion, marketing and sale of a prescription pharmaceutical product.
4.2
Diligence. Commencing on [***] and continuing throughout the Term, KKUS shall use Commercially Reasonable Efforts to meet the Sales Target and to Detail such Product in the U.S. Territory in accordance with the U.S. Territory Commercialization Plan and Budget and the terms of this Agreement. With respect to the Ziftomenib Product and as provided for in Section 5.5 of the Collaboration Agreement, KKUS shall make an election to and cover no less than [***] percent ([***]%) and no greater than [***] percent ([***]%) of the Detailing Need for the Ziftomenib Product in the U.S. Territory for (a) [***] and (b) [***], for which the exact percentage shall be determined by KKUS and specified in its written notice to Kura (such percentage, the “Required Details”). Without limiting the foregoing, KKUS shall (A) employ or engage a sufficient Sales Force who meet the requirements described in Section 4.1, [***]; and (B) perform Details to HCPs that are [***], in accordance with the Detailing Need set forth in the approved U.S. Territory Commercialization Plan and Budget. For clarity, except as otherwise provided in the U.S. Territory Commercialization Plan and Budget, [***].
4.3
Determination of Detailing Need. Kura and KKUS shall meet, not later than [***] ([***]) months prior to the Anticipated Approval Date for the Ziftomenib Product to determine the Detailing Need for the Ziftomenib Product in the U.S. Territory (the “Initial Detailing Need”). During the [***] following the date of the [***], the Parties shall meet, through the JCC, to discuss and determine whether to revise the Initial Detailing Need in view of the actual market demand for the Ziftomenib Product in the U.S. Territory during the [***] following such [***]. If the JCC agrees not to revise the Initial Detailing Need, then such Initial Detailing Need shall continue to apply for the remainder of the [***] following the date of [***] and for [***] thereafter, unless amended as part of the JCC’s annual review and approval of the U.S. Territory Plan and Budget under the Collaboration Agreement. However, if the JCC agrees to revise the Initial Detailing Need, then the Parties shall update the U.S. Territory Commercialization Plan and Budget to include such revised Detailing Need (the “Updated Detailing Need”) and such Updated Detailing Need shall apply for the [***], unless amended as part of the JCC’s annual review and approval of the U.S. Territory Commercialization Plan and Budget under the Collaboration Agreement. For such JCC annual review process, the JCC shall meet to determine whether to revise the then-current Detailing Need (the Initial Detailing Need, the Updated Detailing Need, or a subsequently approved Detailing Need, as applicable) based upon the actual and projected market demand for the Ziftomenib Product. If the JCC approves a revision to the then-current Detailing Need, the revision shall become effective and the JCC shall incorporate it into its annual review and updating of the U.S. Territory Commercialization Plan and Budget for the next Calendar Year. If the JCC cannot agree on a revision to the then current Detailing Need, then the matter will be escalated to the JSC (or beyond) for subsequent approval or resolution under the Collaboration Agreement. During the pendency of such escalation and resolution, the Detailing Need for the current Calendar Year shall continue to apply to the subsequent Calendar Year until final resolution. For clarity, if

EXECUTION VERSION

CONFIDENTIAL

the JCC approves the Updated Detailing Need and amends the U.S. Territory Commercialization Plan and Budget to include the Updated Detailing Need, all references to the Detailing Need under this Agreement or in the U.S. Territory Commercialization Plan and Budget in subsequent [***] shall be deemed to refer to such Updated Detailing Need. The Parties agree that the JCC’s review of the Detailing Need for the Ziftomenib Product in the U.S. Territory shall be for [***]. The annual review of the U.S. Territory Commercialization Plan and Budget and determination of Detailing Need shall take into account each Party’s performance in meeting its Detailing percentage, including any Detailing Shortfalls, in the previous and current Calendar Year.
4.4
Computation of Detailing. An interaction with an HCP shall qualify as a Detail if it is [***] interaction that includes discussion of an efficacy and/or safety claim for the Ziftomenib Product such that the product insert is left behind [***] during such interaction. An interaction at (i) [***], or (ii) [***], shall qualify as a Detail if the interaction includes discussion of an efficacy and/or safety claim for the Ziftomenib Product such that the product insert is left behind [***] during such interaction. Details shall include [***] if the interaction includes a discussion of an efficacy and/or safety claim for the Ziftomenib Product such that the product insert is left behind [***]. Each Party’s reporting of each such Detail shall be pursuant to the process established under Section 8.2.
4.5
Detailing Shortfall. From time to time during the Term, the Parties will determine: (a) [***] (the “Successful Detailing Metrics”); (b) [***]; and (c) [***]. With respect to the Ziftomenib Product, [***] (a “Detailing Shortfall”), then [***]. Notwithstanding the foregoing, [***] “Shortfall Cure Period”) [***]. The reasonable Detailing costs incurred by Kura in the performance of its activities addressing the Detailing Shortfall during the Shortfall Cure Period shall be shared as Shared Commercial Costs as provided in Section 8.1. If the Detailing Shortfall is not cured by the end of the Shortfall Cure Period, then [***] as provided for in the U.S. Territory Commercialization Plan and Budget, and the reasonable costs incurred by Kura in the performance of such activities shall be reimbursed by KKUS (rather than shared as Shared Commercial Cost as provided in Section 8.1).
4.6
Subcontracting. During the Term, KKUS may not delegate or subcontract with any Sales Contractor to perform any of the Co-Promotion or other Commercialization activities to be performed by KKUS under this Agreement (each such subcontractor, a “KKUS Sales Contractor”), except as set forth in the U.S. Territory Commercialization Plan and Budget or as otherwise approved by Kura in advance in writing, [***], provided further that such approval shall not be required for any Third Party subcontractor engaged by KKUS for any of its other pharmaceutical products prior to the Effective Date. Section 2.13 of the Collaboration Agreement would apply to the engagement of such KKUS Sales Contractors by KKUS under this Agreement, mutatis mutandis.
4.7
Maintenance of Sales Force. Each Party shall provide its own sales management organization and infrastructure for the hiring and maintaining of each Party’s Sales Representatives and the engagement of Sales Contractors for the Ziftomenib Product. The Sales Force Expenses are to be agreed by the Parties and included in the U.S. Territory Commercialization Plan and Budget. Each Party shall maintain at least the number of qualified Sales Force members in accordance with the number of FTEs required under the U.S. Territory Commercialization Plan and Budget, subject to fluctuation in the ordinary course of business for

EXECUTION VERSION

CONFIDENTIAL

vacancies, leave, and other ordinary absences; provided that [***]. Except as otherwise set forth in this Agreement, each Party shall be legally responsible and liable for the actions, omissions and conduct of each Party’s Sales Force employed or engaged by it, and shall be solely responsible for supervising each respective Party’s Sales Force in the performance of the activities under this Agreement and the U.S. Territory Commercialization Plan and Budget in all respects.
4.8
[***].
ARTICLE V

MEDICAL AFFAIRS

5.1
Scope of Activities. For purposes of this Agreement and the Collaboration Agreement, all Medical Affairs Activities to be conducted by on or behalf of KKUS for the Ziftomenib Product in the U.S. Territory will be limited to those specifically allocated to KKUS in the U.S. Territory Commercialization Plan and Budget. In addition, all Medical Affairs Activities to be conducted by or on behalf of Kura for the Ziftomenib Product in the U.S. Territory for which the Parties are sharing Medical Affairs Costs as Shared Commercial Costs will be limited to those specifically allocated to Kura in the U.S. Territory Commercialization Plan and Budget.
5.2
Medical Strategy and Materials. During the Term, Kura shall develop the Medical Affairs strategy (with input and coordination from KKUS in accordance with this Section 5.2) for the U.S. Territory (including the strategy for all Medical Materials and Medical Affairs Training Materials) and shall lead medical information, medical education, medical review and Kura MSL activities, scientific communications and guideline/compendia submissions, in each case for the U.S. Territory and subject to approval by the JCC in accordance with Section 3.4(b)(xiv) of the Collaboration Agreement. During the Term, KKUS shall manage the day-to-day implementation of the HEOR-Specific Medical Activities (including the management of field-based HEOR MSLs), with input and coordination from Kura. KKUS shall allow Kura a reasonable opportunity to comment on the implementation of such HEOR-Specific Medical Activities, and KKUS will consider Kura’s timely comments in good faith. Notwithstanding the foregoing, Kura and KKUS shall jointly develop the overall strategy of the HEOR-Specific Medical Activities, and each Party will consult with and allow the other Party a reasonable opportunity to comment on such strategy and consider the other Party’s timely comments in good faith; provided that Kura and KKUS must both agree on the overall strategy of such HEOR-Specific Medical Materials for the Ziftomenib Product. During the Term, Kura shall develop Medical Materials for the Ziftomenib Product, except for HEOR-Specific Medical Materials, which will be jointly developed as set forth in Section 5.3. Kura will provide to KKUS copies of drafts of Medical Materials so as to allow KKUS a reasonable opportunity to comment on the content thereof, and Kura will consider KKUS’s timely comments in good faith. Kura will consult with and allow KKUS a reasonable opportunity to comment on the medical information, medical education, medical review and MSL activities, scientific communications and guideline/compendia submissions for the U.S. Territory, and Kura will consider KKUS’s timely comments in good faith. Medical Materials and HEOR-Specific Medical Materials shall include both the KKUS House Marks and the Kura House Marks. [***].

EXECUTION VERSION

CONFIDENTIAL

5.3
HEOR-Specific Medical Materials. During the Term, Kura and KKUS shall jointly develop HEOR-Specific Medical Materials for the Ziftomenib Product. Kura will provide to KKUS copies of drafts of such HEOR-Specific Medical Materials so as to allow KKUS a reasonable opportunity to comment on the content thereof, and Kura will consider KKUS’s timely comments in good faith; provided that Kura and KKUS must both agree on the final form of such HEOR-Specific Medical Materials for the Ziftomenib Product.
5.4
Medical Affairs Activities. Each Party shall perform its Medical Affairs Activities for the Ziftomenib Product at all times within the U.S. Territory in accordance with the U.S. Territory Commercialization Plan and Budget. For clarity, the U.S. Territory Commercialization Plan and Budget will include the Parties’ obligations to respond to requests for medical information.
5.5
Maintenance of Medical Affairs Personnel. Each Party shall provide its own Medical Affairs management organization and infrastructure for the hiring and maintaining of each Party’s Medical Affairs Personnel for the Ziftomenib Product. KKUS shall maintain at least the number of qualified Medical Affairs Personnel in accordance with the number of FTEs required to perform the Medical Affairs Activities for the Ziftomenib Product allocated to KKUS under the U.S. Territory Commercialization Plan and Budget, subject to fluctuation in the ordinary course of business for vacancies, leave, and other ordinary absences; provided that [***]. Except as otherwise set forth in this Agreement, each Party shall be legally responsible and liable for the actions, omissions and conduct of all of each Party’s Medical Affairs Personnel engaged or employed by it, and shall be solely responsible for supervising each respective Party’s Medical Affairs Personnel in the performance of the activities under this Agreement and the U.S. Territory Commercialization Plan and Budget in all respects.
5.6
Training of Medical Affairs Personnel. Kura shall provide [***] training materials for the Ziftomenib Product, except HEOR-specific training materials, for all new and ongoing Medical Affairs Personnel (the materials used in such training being the “Medical Affairs Training Materials”). Kura and KKUS shall jointly develop HEOR-specific training materials for the Ziftomenib Product (the materials used in such training being the “HEOR-Specific Training Materials”). Each Party shall be responsible for training its respective Medical Affairs Personnel and the Parties will share the costs of such trainings agreed by the Parties, consistent with the U.S. Territory Commercialization Plan and Budget. For clarity, for purposes of this Section 5.6 only, Medical Affairs Personnel shall include [***], provided that [***] (a) [***] and (b) [***]. All Medical Affairs Training Materials and HEOR-Specific Training Materials shall be consistent with the Medical Materials approved pursuant to Section 5.2.
5.7
Educational Grants. As between the Parties, Kura shall have the sole right to determine funding levels for educational grants, including continuing medical education programs, with respect to the Ziftomenib Product in the U.S. Territory, provided the costs associated with such engagements are consistent with the U.S. Territory Commercialization Plan and Budget. After committing to fund an educational grant, Kura will provide information on the grant request to the MAWG so as to provide transparency to KKUS on educational grant activity. If KKUS receives an educational grant request that relates to the Ziftomenib Product, KKUS shall promptly forward such request to Kura as soon as practicable for Kura’s consideration. The Parties acknowledge that [***] and as such agree that [***] (“KKUS Educational Grants”), [***]. Any

EXECUTION VERSION

CONFIDENTIAL

expenses related to KKUS Educational Grants shall be borne by KKUS and not be considered Shared Commercial Costs.
ARTICLE VI

OTHER CO-PROMOTIONAL ACTIVITIES

6.1
Distribution of Samples.
(a)
If the Parties mutually agree in writing to distribute Samples of the Ziftomenib Product as part of the Co-Promotion Activities, the Parties shall develop a plan on the distribution of such Samples and such plan, once finalized, shall be included in the U.S. Territory Commercialization Plan and Budget. Thereafter, each Party may distribute Samples of the Ziftomenib Product to the HCPs or HCOs to whom it Details the Ziftomenib Product. In such case, (a) the Parties, including Compliance Managers from both Parties, will discuss and agree upon: (i) [***]; (ii) [***]; (iii) [***] and; (iv) [***]; and (b) Kura will supply, and KKUS will obtain, all such Samples from Kura for its activities under this Agreement. Kura shall be solely responsible for the transport, storage, handling and distribution (to the KKUS Sales Force and to the HCPs to whom Kura directly distributes) of the Samples of the Ziftomenib Product. Both Parties shall ensure that each Party’s respective Sales Force uses Samples strictly in accordance with this Agreement and with the U.S. Territory Commercialization Plan and Budget, and both Parties shall distribute Samples in full compliance with all Applicable Laws. For clarity and notwithstanding anything to the contrary in this Agreement or the Collaboration Agreement, neither Party shall distribute Samples of the Ziftomenib Product unless and until [***].
(b)
[***].
6.2
Consulting, Advisory Boards. As between the Parties, Kura shall have the sole right to engage HCPs, HCOs, or Payor representatives to provide consulting services related to the Ziftomenib Product in the Territory, including establishing advisory boards, provided the costs associated with such engagements are consistent with the U.S. Territory Commercialization Plan and Budget. Kura will keep KKUS reasonably informed of any engagement of consultants or implementation of advisory boards, and Kura will consider KKUS’s timely comments with respect thereto in good faith. Kura will keep KKUS informed of any advisory boards related to the Ziftomenib Product and KKUS may attend such advisory boards related to the Ziftomenib Product as business needs permit. For the avoidance of doubt, this Section 6.2 applies to engagement of consultants and establishment of advisory boards for Medical Affairs Activities and Co-Promotion Activities. The Parties acknowledge that [***] and as such agree that [***] (“KKUS Engagements”). Any expenses related to KKUS Engagements shall be borne by KKUS and not be considered Shared Commercial Costs.
6.3
Conferences and Sponsorships. The Parties acknowledge the shared goals of optimal coverage and representation at conferences; creating efficiencies in the process for conference planning and commercial sponsorships; and the desire to not duplicate costs for conferences and commercial sponsorships for the Ziftomenib Product. As between the Parties, Kura shall be the lead for evaluating opportunities for commercial sponsorships (including requests that it receives for commercial sponsorships) and exhibit booths on a [***] for the

EXECUTION VERSION

CONFIDENTIAL

Ziftomenib Product. Kura will consult with KKUS in connection with its evaluation of opportunities for such commercial sponsorships and exhibit booths on a [***], and Kura will consider KKUS’s timely comments in good faith. For clarity, [***] conference exhibit booths and [***] commercial sponsorships will be set forth in the U.S. Territory Commercialization Plan and Budget to the extent reasonably practicable. On a [***], Kura shall be the lead for evaluating opportunities for commercial sponsorships (including requests that it receives for commercial sponsorships) and exhibit booths for the Ziftomenib Product, unless otherwise agreed by the Parties. Kura shall manage the day-to-day implementation of such [***] commercial sponsorships and exhibit booths through its [***], respectively, in accordance with this Section 6.3. Subject to [***], the Parties will use reasonable efforts to jointly sponsor exhibit booths, commercial sponsorships or conferences, provided the Parties are each permitted representation of its Sales Representatives to the extent appropriate based on business needs as determined by [***]. Nothing herein shall limit KKUS’s right to participate independently in any conference, commercial sponsorship, exhibit booth or in connection with a speaking engagement in the hematology oncology therapeutic area for [***]. For the avoidance of doubt, [***]. KKUS shall only permit its [***] to attend any [***] sponsorships and exhibit booths for the Ziftomenib Product. The Parties shall share costs associated with sponsorships, exhibits, and personnel attendance by each Party at third-party conferences with respect to the Ziftomenib Product in the U.S. Territory (including on a [***], if applicable) as Shared Commercial Costs to the extent consistent with the U.S. Territory Commercialization Plan and Budget, provided that [***]. For third-party conferences that Kura elects not to have a presence for the Ziftomenib Product, Kura will notify KKUS accordingly, and any costs associated with sponsorships, exhibits, and personnel attendance by KKUS at such third-party conferences shall be borne by KKUS and shall not be considered a Shared Commercial Cost. As between the Parties, Kura shall lead the efforts to identify opportunities (or review requests) for HCP consultant speaking engagements at such conferences for the Ziftomenib Product, and the Parties will share such conference activity costs as Shared Commercial Costs, to the extent consistent with the U.S. Territory Commercialization Plan and Budget. Kura will consult with KKUS in connection with its efforts to identity opportunities (or review requests) for HCP consultant speaking engagements, and Kura will consider KKUS’s timely comments in good faith.
6.4
Speaker Programs. As between the Parties, Kura shall have the sole right to engage HCPs for speaking services and implement speaker programs related to the Ziftomenib Product in the U.S. Territory in accordance with the U.S. Territory Commercialization Plan and Budget, provided that KKUS may engage HCPs for speaking services and implement speaker programs related to the Ziftomenib Product in the U.S. Territory in accordance with the U.S. Territory Commercialization Plan and Budget upon Kura’s prior written consent [***]. Kura will consult with KKUS with respect to its engagement of HCPs for speaking services and implementation of speaker programs for the Ziftomenib Product, and Kura will consider KKUS’s timely comments in good faith. Kura shall ensure KKUS is given reasonable advance notice of speaker program events and KKUS shall have the right to attend and to invite HCPs to attend speaker program events. For clarity, if Kura approves KKUS’s right to engage HCPs for speaking services and implement speaker programs related to the Ziftomenib Product in the U.S. Territory, then (a) [***], (b) [***] and (c) [***].
6.5
Charitable Donations. The Parties agree to share requests received by third parties for charitable contributions, excluding [***], related to the Ziftomenib Product in the U.S.

EXECUTION VERSION

CONFIDENTIAL

Territory. Each Party may agree to fund charitable contributions, excluding [***], provided the costs associated with such funding activities are consistent with the U.S. Territory Commercialization Plan and Budget. [***]. The Parties agree to provide Compliance Materials related to charitable contributions for review by the Compliance Managers pursuant to Section 7.1(b).
6.6
Patient Support Programs. As between the Parties, Kura shall develop and implement patient assistance programs, [***] (collectively, “Patient Support Programs”), in each case with respect to the Ziftomenib Product in the U.S. Territory. Kura will consult with KKUS with respect to the implementation of such Patient Support Programs, and Kura will consider KKUS’s timely comments in good faith. The Parties agree to provide Compliance Materials related to Patient Support Programs for review by the Compliance Managers pursuant to Section 7.1(b). The Compliance Managers agree to timely review Patient Support Program operations, issues, and resources. The Parties agree to assess the Patient Support Programs at the JCC to ensure that the Patient Support Programs have sufficient resources and will consider in good faith any additional resources needed, including leveraging the systems and capabilities of the KKUS patient support program.
6.7
ICPAPs. Kura may make financial contributions to ICPAPs related to the Ziftomenib Product following (a) [***]; and (b) [***]. [***], regardless of whether a mutual agreement is reached, Kura shall have the right (in its sole discretion) to (a) [***], and (b) [***], provided that [***].As required by Section 7.1(b), Kura shall provide to KKUS a copy of any compliance policies, procedures, or guidance applicable to interactions with ICPAPs (“ICPAP Compliance Materials”), and shall from time-to-time thereafter promptly provide updates to the ICPAP Compliance Materials if and as they are amended or supplemented. Kura shall provide KKUS a reasonable opportunity to comment on the ICPAP Compliance Materials, and Kura shall consider KKUS’ comments in good faith. For the avoidance of doubt, [***].
ARTICLE VII

COMPLIANCE; REGULATORY
7.1
Compliance with Applicable Laws and Policies.
(a)
Compliance Managers. As soon as practicable, but no later than [***] ([***]) days after the Effective Date, each Party shall appoint a representative to act as its compliance manager under this Agreement, each of which is routinely responsible for advising such Party on compliance matters and has suitable seniority and other relevant experience and expertise (each, a “Compliance Manager”). From time to time, each Party may change its Compliance Manager by giving written notice to the other Party. The Compliance Managers shall meet periodically to discuss and coordinate responses to compliance questions or issues related to the Commercialization of the Ziftomenib Product and shall serve as the key point of contact between the Parties for compliance-related matters, including matters arising under Section 5.6 of the Collaboration Agreement.
(b)
Compliance Materials. Each Party shall, within [***] ([***]) days after the Effective Date or finalization of new applicable Compliance Materials, provide to the other

EXECUTION VERSION

CONFIDENTIAL

Party access to its Compliance Materials, and shall from time-to-time thereafter promptly provide updates to such Compliance Materials if and as they are amended or supplemented. The Compliance Managers shall review the other Party’s Compliance Materials to identify any material discrepancies related to Co-Promotion Activities and Medical Affairs Activities and to discuss and use good faith efforts to resolve material discrepancies. The Compliance Managers shall work together to develop Compliance Materials as necessary for any joint Co-Promotion Activities or Medical Affairs Activities. Each Party shall ensure that relevant portions of its Compliance Materials comply at all times with Applicable Laws. Notwithstanding any other term or condition of this Agreement or the U.S. Territory Commercialization Plan and Budget, neither Party shall be required to participate in, fund, or support any activities that, in such Party’s judgment, would conflict with or be inconsistent with such Party’s own Compliance Materials. Each Party agrees and covenants that it will not distribute the other Party’s Compliance Materials and Compliance Trainings except and only as necessary to carry out its responsibilities and obligations under this Agreement.
(c)
Compliance Training. Each Party shall create and deliver its own Compliance Training to its respective personnel. The Compliance Managers shall share their respective Party’s Compliance Training in advance of delivery of such training to Sales Force or Medical Affairs Personnel and the Compliance Managers shall use good faith efforts to resolve material discrepancies in such Compliance Trainings. The Compliance Managers may mutually agree to offer joint Compliance Trainings to the Sales Force and Medical Affairs Personnel. Joint Compliance Trainings shall be (i) jointly drafted, reviewed, and approved by the Compliance Managers; and (ii) delivered by Kura with KKUS personnel in attendance. All costs associated with Compliance Training for each Party’s Sales Force shall be shared as Shared Commercial Costs.
7.2
Compliance Covenants.
(a)
During the Term and as to the Ziftomenib Product to be Commercialized in the U.S. Territory, each Party, in executing its roles and responsibilities under this Agreement, shall:
(i)
perform all of its obligations under this Agreement in compliance with Applicable Laws, and shall, and cause its Affiliates, and their personnel, employees, agents, Sales Representatives, Medical Affairs Personnel, and contractors to comply, with the Party’s respective Compliance Materials as applicable to the activities contemplated by this Agreement;
(ii)
not employ or engage any person that is Debarred/Excluded in connection with the performance of any activities under this Agreement, and shall promptly notify the other Party if it becomes aware that it, any of its Affiliates, or any officer, employee, agent, representative or other person who is performing or has performed any activities under this Agreement is or becomes Debarred/Excluded;
(iii)
instruct and cause the Party’s personnel (including Sales Force and Medical Affairs Personnel) to do the following, and shall use diligent efforts to train and monitor their Sales Force so that such Persons do the following:

EXECUTION VERSION

CONFIDENTIAL

(A)
not promote nor permit the promotion by any personnel of the Ziftomenib Product for any off-Label uses;
(B)
not make any representation, statement, warranty or guarantee, oral or written, with respect to the Ziftomenib Product that is inconsistent with approved Promotional Materials, approved Medical Materials or Applicable Laws, or that is deceptive or misleading in any way;
(C)
not take any action nor permit any personnel to take action that disparages or may jeopardize the good name, goodwill or reputation of the Ziftomenib Product, KKUS or any of its Affiliates, or Kura or any of its Affiliates;
(D)
comply with Product Quality Complaint handling procedures and adverse event reporting policies and procedures in accordance with the Pharmacovigilance Agreement, the Commercial Quality Agreement, and the Collaboration Agreement; and
(iv)
provide funding, compensation, or remuneration to HCPs, HCOs, patient advocacy organizations, and charitable foundations, including but not limited to consulting and speaker engagements, commercial sponsorships, grants, and charitable contributions, as applicable, each only in compliance with Applicable Laws, guidance issued by the OIG, and the Party’s Compliance Materials;
(v)
design and execute speaker programs in compliance with Applicable Laws, OIG guidance, and the Party’s Compliance Materials;
(vi)
design and implement any Patient Support Program in compliance with Applicable Laws, the Party’s Compliance Materials, and OIG guidance and advisory opinions on patient support programs, free product programs, interactions with charitable foundations, and sponsored testing programs;
(vii)
provide prompt written notice to the other Party in the event it receives a subpoena, civil investigative demand, an untitled letter or warning letter from any Regulatory Authority, or other notice that any Regulatory Authority or other Governmental Authority in the U.S. Territory intends to conduct any investigation relating to the promotion of the Ziftomenib Product in the U.S. Territory;
(viii)
maintain and enforce a corporate compliance program that is consistent with applicable general and industry-specific OIG compliance program guidance, including maintaining a mechanism for its personnel to report, at any time and anonymously if they choose, any concerns about potential non-compliance with Applicable Laws or the respective Party’s Compliance Materials, and that requires the Party to promptly and diligently investigate and take appropriate corrective and disciplinary action with regard to any such reports, as applicable; and
(ix)
not pay, offer or promise to pay, or authorize the payment directly or indirectly of any moneys or anything of value to any government official or employee, or any political party or candidate for political office for the purpose of influencing any act or decision of

EXECUTION VERSION

CONFIDENTIAL

such official or of the government to obtain or retain business or direct business to any person, in each case with respect to the Ziftomenib Product.
(b)
During the Term and as to the Ziftomenib Product to be Commercialized in the U.S. Territory, Kura shall comply with the government pricing, price reporting, rebate payment reporting and processing, government contracts, and prescription drug fee requirements, each as it relates to the Ziftomenib Product, of (A) the Medicaid Drug Rebate Program established pursuant to 42 U.S.C. § 1396r-8; (B) the Medicare Program at 42 U.S.C. § 1395 et seq; (C) the drug pricing requirements of the 340B Program pursuant to 42 U.S.C. § 256b; (D) the Veterans Health Care Act of 1992, 38 U.S.C. § 8126; (E) the fees described in Section 9008 of the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, as amended, and as implemented under 26 C.F.R. pts 51 and 602 (also known as the Branded Prescription Drug Fees); and (F) and state or federal law requiring manufacturers to submit to a governmental entity information regarding their drug products, such as pricing data, explanatory language regarding the pricing data, or whether a drug is a generic drug (collectively, “Government Pricing Programs”).
7.3
Transparency Reporting. Each Party shall be responsible for tracking and reporting all of its direct and indirect payments and transfers of value provided or directed by the Party to any U.S. HCPs and HCOs in connection with this Agreement in accordance with the Federal Sunshine Law and similar transparency laws required by any state and local government in the U.S. Territory that requires such reporting.
7.4
Product Quality Complaints. With respect to any Product Quality Complaint received by any member of either Party’s Sales Force, such Party shall ensure that its Sales Force promptly refers such Product Quality Complaint to Kura’s call center (as identified in the U.S. Territory Commercialization Plan and Budget) for management of the report in accordance with the Commercial Quality Agreement.
7.5
Government and Managed Care; Reimbursement. In accordance with the Global Pricing Strategy, Kura shall establish and implement a pricing and contracting strategy for the Ziftomenib Product in the U.S. Territory. In furtherance of the implementation of the U.S. pricing and contracting strategy, Kura will consult with KKUS with respect to the establishment of such pricing and contracting strategy, and Kura will consider KKUS’s timely comments in good faith. During any ongoing contract negotiations, Kura shall make KKUS aware of any material deviations from the aligned pricing and contracting strategy in any such negotiations and shall seek input from KKUS and consider KKUS’s timely comments in good faith. Kura shall have the sole right and responsibility for activities relating to reimbursement and government or managed care market segments, including (a) [***], (b) [***], (c) [***], and (d) [***] (collectively, “Market Access”). Notwithstanding the foregoing, [***] provided that [***].
7.6
Government Price Reporting and Processing. Kura shall be responsible for timely, complete, and accurate state and federal government price calculations, reporting (including without limitation with respect to price and product data), certification (where applicable), and rebate, fee, and chargeback processing and payment in the U.S. Territory for all Products associated with Kura’s labeler code, including the Ziftomenib Product. All government-reported prices shall be calculated utilizing systems, processes, policies, practices, and pricing methodologies that comply with the requirements of the applicable government programs.

EXECUTION VERSION

CONFIDENTIAL

However, KKUS shall reasonably cooperate with and assist Kura in complying with its Ziftomenib Product-related government price reporting obligations in the U.S. Territory, including by providing to Kura or its designee, promptly upon Kura’s request in order to satisfy reporting deadlines, all data and other information required for government price reporting that is collected or maintained by or otherwise in the possession or reasonable control of KKUS and by promptly responding to Kura’s questions and requests for information or assistance.
7.7
Permits. Each Party shall, at its sole cost and expense, maintain in full force and effect all permits and other authorizations required by contract and/or by Applicable Laws to carry out its duties and obligations under this Agreement, including federal and state licenses to act as a manufacturer or distributor of pharmaceutical products, as applicable; it being understood that Kura retains sole responsibility for and shall maintain Regulatory Approvals for the Ziftomenib Product in the U.S. Territory.
7.8
[***].
ARTICLE VIII

EXPENSES; REPORTS; AUDIT RIGHTS
8.1
Shared Commercial Costs. Except as otherwise set forth in this Agreement, all costs incurred by a Party in the course of conducting or performing the Co-Promotion Activities and Medical Affairs Activities under this Agreement and pursuant to the U.S. Territory Commercialization Plan and Budget, to the extent such costs meet the requirements of Shared Commercial Costs, shall be included in the calculation of Shared Commercial Costs as set forth in the Collaboration Agreement, and each Party shall include such costs in the Shared Commercial Cost Reports required to be provided to the other Party and the JCC in accordance with Section 8.8(e) of the Collaboration Agreement. Any Sales Force Expenses for [***], shall be (a) reasonable and customary in the applicable therapeutic area and (b) included in the U.S. Territory and Commercialization Plan and Budget. If a Party offers [***] to its Sales Force that exceed what is (i) reasonable and customary in [***] and (ii) included in the U.S. Territory and Commercialization Plan and Budget, such Party shall bear the incremental amounts in excess of what is reasonable and customary and included in the U.S. Territory and Commercialization Plan and Budget (and for clarity [***]) and only those reasonable and customary Sales Force Expenses included in the U.S. Territory and Commercialization Plan and Budget will be shared as a Shared Commercial Cost.
8.2
Account Management and Reporting System. Prior to [***], the Parties shall establish electronic account management and reporting systems to document and report the Details conducted by the Parties for the Ziftomenib Product in the U.S. Territory, including all of the applicable information that is required to be reported by the Parties under Section 8.3. During the Term, each Party shall timely and accurately report all relevant information relating to its Co-Promotion to such electronic account management and reporting system.
8.3
Co-Promotion Activity Reporting. The Parties shall keep each other and the JCC regularly informed regarding the conduct of its Co-Promotion Activities for the Ziftomenib Product in the U.S. Territory under this Agreement. Each Party shall, at the regularly scheduled

EXECUTION VERSION

CONFIDENTIAL

JCC meeting, provide the JCC with a summary of the efforts of its Sales Force in conducting Details and other Co-Promotion Activities under this Agreement during the preceding [***], including: (a) [***]; (b) [***]; (c) [***]; (d) [***]; and (e) [***]. At the JCC’s request following [***], each Party shall provide the JCC with a written report summarizing any information reasonably requested by the JCC regarding such Party’s Co-Promotion Activities within [***] days after receipt of such request. Each written report shall be provided in an electronic format or as agreed by the Parties.
8.4
Records. Each Party shall maintain complete and accurate records in sufficient detail, in accordance with Applicable Laws, to enable verification of the performance of its obligations under this Agreement, including all Detailing, Co-Promotion Activities, Medical Affairs Activities and training required hereunder. Such records shall be maintained by the Parties for the latest to occur of: (a) a period of [***] years after the end of each Calendar Year during the Term, (b) as required by Applicable Laws, or (c) until the final resolution of any audit or dispute as to which such records relate.
8.5
Financial Audit. With respect to any report of Shared Commercial Costs with respect to the activities of the Parties hereunder, Section 8.10 of the Collaboration Agreement shall apply, mutatis mutandis.
ARTICLE IX

INTELLECTUAL PROPERTY RIGHTS
9.1
Ownership of Materials. As between the Parties and except as provided for herein, Kura shall own all right, title and interest in and to the Promotional Materials, Medical Affairs Training Materials, Sales Training Materials, Medical Materials (excluding HEOR-Specific Medical Materials), and Labeling, in each case including all content contained therein and all applicable Copyrights and trademark or other rights in and to the Kura Product Marks and the Kura House Marks (but excluding any trademark or other rights in KKUS House Marks contained therein). The Parties will jointly own all right, title and interest in and to the HEOR-Specific Medical Materials, HEOR-Specific Training Materials, and jointly-created Compliance Materials and Compliance Training, including all content contained therein and all applicable Copyrights and trademark or other rights, provided that Kura shall solely own all rights in and to the Kura Product Marks and the Kura House Marks and KKUS shall solely own all rights in and to the KKUS House Marks contained therein, if any; provided further, however, each Party shall retain and own all right, title and interest to its own Compliance Materials and Compliance Training. To the extent KKUS (or any of its Affiliates or other agents) obtains or otherwise has a claim to the Promotional Materials, Medical Affairs Training Materials, Sales Training Materials, Medical Materials (excluding HEOR-Specific Medical Materials), and Labeling, KKUS shall assign, and hereby does assign, to Kura (or its designated Affiliate) all of KKUS’s (and its Affiliate’s and other agent’s) right, title and interest in and to such materials, and all content therein (excluding, in each case, any rights in KKUS House Marks). Kura hereby grants to KKUS and its Affiliates a non-exclusive, royalty-free license to use the Promotional Materials, Medical Affairs Training Materials, Sales Training Materials, Medical Materials, and Labeling and under all Copyrights that cover the Promotional Materials, Sales Training Materials, Medical Materials, and Labeling solely as necessary to Co-Promote the Ziftomenib Product in the U.S. Territory, in each case in

EXECUTION VERSION

CONFIDENTIAL

accordance with this Agreement and the U.S. Territory Commercialization Plan and Budget, including the quality control and usage restrictions set forth in this Agreement. Such license shall be non-transferable and non-sublicensable and shall automatically and immediately terminate upon the expiration or earlier termination of this Agreement for any reason; provided, that [***].
9.2
Use of Materials in the Ex-U.S. Territory. Solely to the extent permitted under Applicable Laws, Kura hereby grants to KKUS and its Affiliates an exclusive, royalty-free license, with the right to sublicense (including through multiple tiers), to use the information contained in the Promotional Materials, Medical Materials, Medical Affairs Training Materials, HEOR-Specific Training Materials, Sales Training Materials, and Labeling and under all Copyrights that cover the Promotional Materials, Medical Materials, Medical Affairs Training Materials, HEOR-Specific Training Materials, Sales Training Materials, and Labeling, solely in connection with the development of promotional, medical, Medical Affairs training, HEOR-specific training, sales training or labeling materials, in each case specifically for the Commercialization of the Ziftomenib Product in the Field in the Ex-U.S. Territory. KKUS’s and its Affiliates’ uses of the Kura Product Marks or Kura House Marks contained in or as part of the promotional, medical, Medical Affairs training, HEOR-specific training, sales training, and labeling materials for the Commercialization of the Ziftomenib Product in the Ex-U.S. Territory shall be pursuant to Section 12.11 of the Collaboration Agreement and Section 9.3 of this Agreement. Any use of the information contained within the Promotional Materials, Medical Materials, Medical Affairs Training Materials, HEOR-Specific Training Materials, Sales Training Materials, and Labeling developed for the U.S. Territory shall be consistent with the applicable laws of the jurisdiction in the Ex-U.S. Territory where such information (or promotional, medical, Medical Affairs training, HEOR-specific training, sales training, and labeling materials incorporating such information) is utilized.
9.3
Use of Trademarks. All Promotional Materials and Medical Materials shall include the Kura Product Marks and both the Kura House Marks and KKUS House Marks, unless otherwise agreed to by both Parties at the JCC. To the extent required under Applicable Law, the Labeling in the U.S. Territory shall include (a) the Kura and KKUS House Marks and (b) that the Ziftomenib Product is manufactured by Kura and marketed by Kura and KKUS, in each case of (a) and (b) in accordance with FDA regulatory requirements, unless otherwise agreed to by both Parties at the JCC. As part of the Co-Promotion Activities and Medical Affairs Activities for the Ziftomenib Product, each Party shall discuss and refer to the Ziftomenib Product only under the Kura Product Marks and shall use such Kura Product Marks, Kura House Marks, and KKUS House Marks only on the Promotional Materials and Medical Materials and only in accordance with the terms and conditions of this Agreement and Section 12.11 of the Collaboration Agreement which, for clarity, shall extend to Medical Affairs Activities. KKUS shall follow the reasonable instructions and guidelines of Kura in connection with the use of any Kura Product Marks or Kura House Marks and Kura shall follow the reasonable instructions and guidelines of KKUS in connection with the use of any KKUS House Marks. All goodwill generated by KKUS’s use of the Kura Product Marks and Kura House Marks shall inure to the benefit of Kura and, likewise, all goodwill generated by Kura’s use of the KKUS House Marks shall inure to the benefit of KKUS. Any right to the use of the Kura Product Marks and either Party’s House Marks granted hereunder in the U.S. Territory and all use of the Kura Product Marks and the Kura House Marks by KKUS and KKUS House Marks by Kura, each such use in the U.S. Territory, shall cease at the end of the Term. Neither KKUS (and its Affiliates) nor Kura (and its Affiliates) will register,

EXECUTION VERSION

CONFIDENTIAL

apply to register or use any marks (including in connection with any domain names) that are confusingly similar to any of the other Party’s Product Marks and House Marks. Neither Party shall, without the other Party’s prior written consent, use any trademarks or house marks of the other Party (including the Kura Product Marks and Kura House Marks with respect to Kura or the KKUS House Marks with respect to KKUS), or marks confusingly similar thereto, in connection with such Party’s marketing or promotion of the Ziftomenib Product under this Agreement, except as provided in this Section 9.3 or Section 12.11 of the Collaboration Agreement and except to the extent required to comply with Applicable Laws. Neither Party shall undertake any action in respect of the filing, registration or renewal of any of the other Party’s trademarks (including the Kura Product Marks and Kura House Marks with respect to Kura or the KKUS House Marks with respect to KKUS) without such other Party’s consent.
9.4
Inventions. To the extent that any Invention arises in connection with this Agreement, all matters relating thereto, including, but not limited to, ownership, disclosure, patent prosecution, enforcement, and any other associated rights or obligations, shall be governed exclusively by Sections 12.1 through 12.10 of the Collaboration Agreement, which shall apply mutatis mutandis.
9.5
Notice of Infringement. If either Party becomes aware of any infringement or threatened infringement by a Third Party of any Kura Product Marks or KKC Product Marks, it will promptly notify the other Party in writing in accordance with Section 12.11(e) of the Collaboration Agreement.
ARTICLE X

TERM AND TERMINATION
10.1
Term. Unless earlier terminated in accordance with this ARTICLE X, the term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (a) the Parties’ mutual agreement to cease Commercialization of the Ziftomenib Product in the U.S. Territory, or (b) the end of the U.S. Territory Term (the “Term”).
10.2
Termination of Agreement for Material Breach.
(a)
This Agreement may be terminated in its entirety at any time during the Term upon [***] ([***]) days’ written notice by either Party if the other Party is in material breach of this Agreement and, if such breach is curable, such breach has not been cured within [***] ([***]) days (or [***] ([***]) days with respect to any payment breach) of such written notice.
(b)
Notwithstanding the foregoing, if the alleged breaching Party disputes the existence or materiality of the alleged breach, the other Party shall not have the right to terminate this Agreement unless and until it is determined in accordance with Article 14 of the Collaboration Agreement that the alleged breaching Party has materially breached this Agreement and fails to cure such breach within [***] ([***]) days after such determination.
10.3
Termination of Agreement due to Early Termination of the Collaboration Agreement. This Agreement shall automatically terminate upon termination of the Collaboration Agreement.

EXECUTION VERSION

CONFIDENTIAL

10.4
Consequences of Termination of Agreement. Upon the expiration or early termination of this Agreement for any reason, the following provisions shall apply.
(a)
The Parties shall meet to develop a plan for the orderly wind down of KKUS’s Co-Promotion Activities and Medical Affairs Activities for the Ziftomenib Product, and KKUS shall provide to Kura such Ziftomenib Product-related information as is maintained by KKUS and is reasonably required to transition KKUS’s Co-Promotion, Medical Affairs, and other Commercialization responsibilities to Kura. Commencing reasonably in advance of expiration of the Term or, if applicable, upon notice of early termination of this Agreement, Kura shall have the right, subject to approval by KKUS, [***], to engage a Third Party to facilitate the smooth transition of KKUS’s obligations hereunder to Kura or its designee, provided that [***].
(b)
Except as otherwise agreed by Kura with respect to any wind-down activities, all rights of KKUS to perform Co-Promotion Activities and Medical Affairs Activities hereunder for the Ziftomenib Product shall terminate immediately and be of no further force and effect, and KKUS shall promptly cease all Co-Promotion Activities and Medical Affairs Activities, and shall promptly discontinue the use of any Kura Product Marks and Kura-owned Copyrights in the U.S. Territory. KKUS shall promptly return to Kura, or dispose of in accordance with instructions from Kura, all Promotional Materials, Labeling, Medical Materials (including HEOR-Specific Medical Materials), Compliance Materials and Compliance Training, in each case [***], and Kura Compliance Materials, Kura Compliance Training, Medical Affairs Training Materials and Sales Training Materials, in its possession or the possession of its Affiliates or any of the KKUS Sales Force, except that KKUS may retain one copy of each such material for legal and compliance documentation purposes, and KKUS will provide Kura with a statement that all such materials have been returned or otherwise properly disposed of, and that to the best of its knowledge neither KKUS nor any KKUS Sales Force are in possession or control of any such materials as of the effective date of termination (unless otherwise agreed by Kura with respect to any wind-down activities). KKUS shall retain the right, and such right shall survive termination of this Agreement, to use the Medical Materials (including the HEOR-Specific Medical Materials), HEOR-Specific Training Materials, Sales Training Materials, and jointly-created Compliance Materials and Compliance Training, in each case to the extent [***]. For clarity, Kura shall retain the right, and such right shall survive termination of this Agreement, to use the Promotional Materials, Medical Materials, HEOR-Specific Medical Materials, Medical Affairs Training Materials, HEOR-Specific Training Materials, Compliance Materials and Compliance Training. Except [***], all reasonable costs associated with KKUS’s wind down of activities upon expiration or early termination of this Agreement shall be borne by KKUS.
(c)
Except as otherwise set forth in the Collaboration Agreement, each Party shall, at the other Party’s request, promptly return to such Party or, at such Party’s option, destroy all Confidential Information of the providing Party and provide that Party with a certified statement that all Confidential Information of the providing Party has been returned or destroyed; provided that the receiving Party may retain one (1) copy of the Confidential Information of the providing Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.
10.5
Surviving Provisions. The following provisions will remain in full force and effect after the expiration or termination of this Agreement: Sections 8.4, 8.5, 9.1, 10.4 through 10.6,

EXECUTION VERSION

CONFIDENTIAL

ARTICLE XII, ARTICLE I (to the extent necessary to give force to, or otherwise understand, surviving provisions) and ARTICLE XIII (Miscellaneous).
10.6
Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights which will have accrued to the benefit of either Party or any liability incurred by either Party prior to the effective date of termination or expiration, and will not preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement or prejudice either Party’s right to obtain performance of any obligation.
ARTICLE XI

REPRESENTATIONS AND WARRANTIES
11.1
Mutual Representations and Warranties. Kura and KKUS each represent and warrant to the other, as of the Effective Date, as follows:
(a)
It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;
(b)
The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate: (i) such Party’s certificate of incorporation or bylaws; (ii) any agreement, instrument or contractual obligation to which such Party is bound in any material respect; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;
(c)
This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions;
(d)
Neither it, nor any of its Affiliates, nor any of their respective officers, employees, agents, representatives or other Persons used in the performance of its obligations under this Agreement has been debarred or suspended under 21 U.S.C. § 335(a) or (b), excluded from a federal health care program, debarred from federal contracting, or convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud (“Debarred/Excluded”);
(e)
Except as would not reasonably be expected to have a material adverse effect on the Co-Promotion of the Ziftomenib Product in the U.S. Territory, (i) neither it nor any of its Affiliates (A) is being investigated, and there are no ongoing investigations, by any Regulatory Authority or other Governmental Authority in the U.S. Territory specifically or primarily relating to the promotion of any product in the U.S. Territory, nor (B) has it or any of its Affiliates received written notice that any Regulatory Authority or other Governmental Authority in the U.S. Territory intends to conduct any such investigation, and (ii) neither it nor any of its Affiliates is a party or the subject of any action, suit or other legal proceeding (collectively, “Proceeding”) that is pending as of the Effective Date or was pending or filed at any time during

EXECUTION VERSION

CONFIDENTIAL

the [***] ([***]) year period prior to the Effective Date, that alleges that it or any of its Affiliates have violated any Applicable Laws in the U.S. Territory in connection with the promotion of any product in the U.S. Territory, nor has it or any of its Affiliates received any threats in writing of any such Proceeding as of the Effective Date or at any time during the [***] ([***]) year period prior to the Effective Date;
(f)
It has not paid, offered or promised to pay, or authorize the payment directly or indirectly of any moneys or anything of value to (i) any government official or employee, or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of the government to obtain or retain business or direct business to any person, in each case with respect to the Ziftomenib Product; or (ii) any HCP, HCO or Payor if any one purpose is to encourage, influence or reward the prescribing or purchasing of the Ziftomenib Product or recommending the prescribing or purchasing of the Ziftomenib Product, except in either case as permitted by Applicable Laws (such as payments under applicable safe-harbor provisions).
(g)
There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened before any court or administrative agency against it which could, directly or indirectly, reasonably be expected to materially affect its ability to perform its obligations hereunder; and
(h)
It has implemented a corporate compliance program that is consistent with all Applicable Laws and with the applicable general and industry-specific OIG compliance program guidance, including maintaining a mechanism for its personnel to report, at any time and anonymously if they choose, any concerns about potential non-compliance with Applicable Laws or the respective Party’s Compliance Materials, and that requires the Party to promptly and diligently investigate and take appropriate corrective and disciplinary action with regard to any such reports.
ARTICLE XII

INDEMNIFICATION

12.1
Defense and Indemnification of Kura by KKUS. KKUS shall indemnify, defend and hold harmless the Kura Indemnitees from and against all Losses incurred by them in connection with any Claims arising after the Effective Date to the extent arising from: (a) a breach of any covenant, representation or warranty of KKUS under this Agreement; (b) the gross negligence or willful misconduct of KKUS (or any of its Affiliates), or any officer, director, employee, agent or representative of KKUS (or any of its Affiliates), including any member of KKUS’s personnel and its contractors, in the performance of this Agreement, including in the performance of Co-Promotion Activities or Medical Affairs Activities hereunder; (c) the Co-Promotion Activities or Medical Affairs Activities with respect to the Ziftomenib Product in the U.S. Territory by KKUS (or any of its Affiliates), or any officer, director, employee, agent or representative of KKUS (or any of its Affiliates), including any member of KKUS’s personnel, in violation of any Applicable Laws or this Agreement or otherwise not in strict compliance with the Labeling and Promotional Materials; (d) the use by KKUS (or any of its Affiliates) of any Promotional Materials, Medical Materials, Medical Affairs Training Materials, HEOR-Specific Training Materials, Sales Training Materials, or Labeling, in each case including any information

EXECUTION VERSION

CONFIDENTIAL

contained therein, in connection with the Commercialization of the Ziftomenib Product in the Field in the Ex-U.S. Territory; or (e) the use of any retained Promotional Materials, Medical Materials, HEOR-Specific Medical Materials, Compliance Materials, Compliance Training, or jointly-created HEOR-Specific Training Materials, following the expiration or early termination of this Agreement; except, with respect to the foregoing clauses (a), (b), (c), (d) or (e), to the extent Losses arise from, are based on, or result from any activity or occurrence for which Kura is required to indemnify KKUS under Section 12.2.
12.2
Defense and Indemnification of KKUS by Kura. Kura shall indemnify, defend and hold harmless the KKC Indemnitees from and against all Losses incurred by them in connection with any Claims arising after the Effective Date to the extent arising from: (a) a breach of any covenant, representation or warranty of Kura under this Agreement; (b) the gross negligence or willful misconduct of Kura (or any of its Affiliates), or any officer, director, employee, agent or representative of Kura (or any of its Affiliates), including any member of Kura’s personnel and its contractors, in the performance of this Agreement, including in the performance of Co-Promotion Activities or Medical Affairs Activities hereunder; (c) the Co-Promotion Activities or Medical Affairs Activities with respect to the Ziftomenib Product in the U.S. Territory by Kura (or any of its Affiliates), or any officer, director, employee, agent or representative of Kura (or any of its Affiliates), including any member of Kura’s personnel, in violation of any Applicable Laws or this Agreement or otherwise not in strict compliance with the Labeling and Promotional Materials; or (d) the use by Kura (or any of its Affiliates) of any retained Medical Materials, HEOR-Specific Medical Materials or jointly-created HEOR-Specific Training Materials, Compliance Materials and Compliance Training following the expiration or early termination of this Agreement; except, with respect to the foregoing clauses (a), (b), (c), or (d) to the extent Losses arise from, are based on, or result from any activity or occurrence for which for which KKUS is required to indemnify Kura under Section 12.1.
12.3
Indemnification Procedures and Conditions. Sections 11.4 through 11.8 of the Collaboration Agreement shall apply mutatis mutandis to this Agreement.
12.4
No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT OR THE COLLABORATION AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY IN CONNECTION WITH THIS AGREEMENT. ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.
12.5
Limitation of Liability.
(a)
Subject to Section 12.5(b), NEITHER PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILATES UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, MULTIPLIED OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS

EXECUTION VERSION

CONFIDENTIAL

(EVEN IF DEEMED DIRECT DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NEITHER PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY LOSSES (INCLUDING SETTLEMENTS) ARISING FROM CLAIMS MADE BY A GOVERNMENTAL AUTHORITY AGAINST THE OTHER PARTY OR ITS AFFILIATES INVOLVING AN ALLEGED OR ACTUAL VIOLATION OF APPLICABLE LAW.
(b)
THE FOREGOING LIMITATIONS IN SECTION 12.5(a) SHALL NOT LIMIT OR EXCLUDE ANY LIABILITY ARISING FROM A PARTY’S (A) ACTS OR OMISSIONS THAT CANNOT BE LIMITED OR EXCLUDED PURSUANT TO APPLICABLE LAWS, (B) FRAUD OR FRAUDULENT MISREPRESENTATION, (C) EITHER PARTY’S INDEMNITY OBLIGATIONS, OR (D) BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 13.1.
ARTICLE XIII

MISCELLANEOUS
13.1
Confidentiality. Any and all information disclosed or provided by a Party to the other Party under this Agreement shall be deemed Confidential Information of such Party under the Collaboration Agreement (as applicable under the definition of Confidential Information) and subject to the confidentiality provisions set forth in Article 9 of the Collaboration Agreement.
13.2
Terms Incorporated from Collaboration Agreement. In addition to citations to the Collaboration Agreement herein, the following provisions shall apply mutatis mutandis to this Agreement:

Article 14 of Collaboration Agreement (Dispute Resolution); and

Article 15 of Collaboration Agreement (Miscellaneous), excluding Section 15.5 (Notice) and Section 15.7 (Entire Agreement; Amendments).

13.3
Conflicts between the Collaboration Agreement and This Agreement.
(a)
The Parties expressly agree that in the event of a conflict between the terms of the Collaboration Agreement and the terms of this Agreement, the Collaboration Agreement shall control.
(b)
Subject to Section 13.3(a), if any of the terms in the Collaboration Agreement, this Agreement or the U.S. Territory Commercialization Plan and Budget are in contradiction, or create any inconsistencies or ambiguities, with each other, the following hierarchy shall determine which terms control: the terms of the Collaboration Agreement shall control over terms in this Agreement or the U.S. Territory Commercialization Plan and Budget, and the terms in the U.S. Territory Commercialization Plan and Budget shall control over terms in this Agreement.
13.4
Notices. All notices and communications shall be in writing and delivered personally or by nationally-recognized overnight express courier providing evidence of delivery

EXECUTION VERSION

CONFIDENTIAL

or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

If to Kura:	Kura Oncology, Inc. 12730 High Bluff Drive, Suite 400 San Diego, CA 92130 Attention: Chief Executive Officer [***]
With a copy (which shall not constitute notice) to:
Cooley LLP 10265 Science Center Drive San Diego, CA 92121 Attention: [***] [***]

If to KKUS:	Kyowa Kirin, Inc.
510 Carnegie Center Drive, Suite 600 Princeton, NJ 08540 Attention: General Counsel [***]
With a copy (which shall not constitute notice) to:
Hogan Lovells, U.S. LLP 609 Main St Suite 4200 Houston, TX 77002 Attention: [***] [***]

Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall be deemed given or made and effective upon actual receipt or, if earlier, (a) [***] after deposit with a nationally-recognized overnight express courier with charges prepaid, or (b) [***] after mailed by certified mail, postage prepaid, in each case addressed to a Party at its address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 13.4. In addition, each Party may send a courtesy copy of such notice by electronic mail to the other Party, which copy shall not be used for purposes of determining notice. For clarity, this Section 13.4 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.5
Entire Agreement; Amendments. This Agreement, together with the Collaboration Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof are superseded by the terms of this Agreement

EXECUTION VERSION

CONFIDENTIAL

and the Collaboration Agreement (which, for clarity, shall continue in full force and effect in accordance with its terms). Neither Party is relying on any representation, promise, nor warranty not expressly set forth in this Agreement or the Collaboration Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

[Remainder of page intentionally left blank; signature page follows]

EXECUTION VERSION

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

KURA ONCOLOGY, INC.

By: /s/ Brian Powl

Name: Brian Powl

Title: Chief Commercial Officer

KYOWA KIRIN, INC.

By: /s/ Steve Schaefer

Name: Steve Schaefer

Title: President, North America